UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2013

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, Sun Bancorp, Inc. (the “Company”) held its annual meeting of stockholders at which the following items were voted on.

(1)	Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Wilbur L. Ross, Jr.	61,039,097	8,771,793	6,810,930
Sidney R. Brown	69,130,063	680,827	6,810,930
Peter Galetto, Jr.	67,476,734	2,334,156	6,810,930
Jeffrey S. Brown	60,943,611	8,867,279	6,810,930
Eli Kramer	67,294,068	2,516,822	6,810,930
Thomas X. Geisel	69,131,395	679,495	6,810,930
Anthony R. Coscia	67,333,063	2,477,827	6,810,930
William J. Marino	67,359,236	2,451,654	6,810,930
Philip A. Norcross	69,064,338	746,552	6,810,930
Steven A. Kass	69,261,766	549,124	6,810,930

There were 0 abstentions in the election of directors.

(2)	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
76,491,134	107,191	23,495

There were 0 broker non-votes with respect to the ratification of the appointment of the independent registered public accounting firm.

(3)	Approval of the Directors Stock Purchase Plan, as amended and restated.

For	Against	Abstain
69,383,172	364,500	63,218

There were 6,810,930 broker non-votes with respect to the approval of the Directors Stock Purchase Plan, as amended and restated.

The Company issued a press release on May 23, 2013 announcing the results of the Annual Meeting, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	May 24, 2013	By:	/s/ Thomas R. Brugger
Thomas R. Brugger
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)